EXHIBIT 99.1
Yext, Inc. Announces Third Quarter Fiscal 2020 Results
Launches Answers on the Yext Platform, the Search Experience Cloud

–Third Quarter Revenue grew by 30% Year-over-Year to $76.4 Million
–Unearned Revenue Increased 32% Year-over-Year to $107.5 Million
–Grew total number of mid-market and enterprise customers 46% Year-over-Year to 1,766
–Issues Revenue Guidance of $79.0 Million - $81.0 Million for the Fourth Quarter Fiscal 2020
–Updates Revenue Guidance for Fiscal 2020 to $296.5 Million - $298.5 Million

NEW YORK, December 5, 2019 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the Search Experience Cloud company, today announced its results for the three months ended October 31, 2019, or the Company's third quarter of fiscal 2020.
“We successfully launched Yext Answers during the quarter, introducing the next chapter of our mission of putting the truth online. This modern site search platform, built upon our data knowledge graph containing over 259 million facts about our customers, expands the Yext market opportunity from one of businesses with physical locations to any business with a website,” said Howard Lerman, Founder and Chief Executive Officer of Yext. “Brands across multiple industries have transformed their websites with Answers during its beta period, including BBVA USA, Three Mobile, and IHA.”

“With the launch of Answers and the momentum generated at ONWARD19, Yext is well-positioned to address the increased demand from enterprise and mid-market customers across multiple industries. We continue to invest in our sales team, customer support and the build-out of our new Global Headquarters in New York to support Yext’s long-term, future growth.”

Third Quarter Fiscal 2020 Highlights:
Note to the reader: Yext adopted the revenue accounting standard ASC 606 for its fiscal year ended January 31, 2019 and the results for all periods presented below are reported on that basis.
•Revenue of $76.4 million, a 30% increase as compared to the $58.6 million reported in the third quarter fiscal 2019.
•Gross Profit of $56.0 million, a 28% increase as compared to the $43.7 million reported in the third quarter fiscal 2019. Gross margin of 73.3% as compared to 74.6% reported in third quarter fiscal 2019.
•Net Loss and Non-GAAP Net Loss:
•Net loss of $42.7 million increased 86% as compared to the $22.9 million net loss in third quarter fiscal 2019. The increased loss was driven primarily by higher operating expenses, due to an overall increase in headcount as well as the impact of new lease arrangements, including New York, NY.
•Non-GAAP net loss of $21.6 million increased 116% as compared to the $10.0 million non-GAAP net loss in the third quarter fiscal 2019. The increase in non-GAAP net loss was primarily attributable to the higher operating expenses as described above.
•Net Loss Per Share and Non-GAAP Net Loss Per Share:
•Net loss per share of $0.38 in the third quarter of fiscal 2020 compared to a net loss per share of $0.23 in the third quarter of fiscal 2019.
•Non-GAAP net loss per share of $0.19 in the third quarter of fiscal 2020 compared to a non-GAAP net loss per share of $0.10 in the third quarter of fiscal 2019.
•Net loss per share and non-GAAP net loss per share were based on 113.5 million weighted-average basic shares outstanding for the third quarter of fiscal 2020 and 99.6 million weighted-average basic shares outstanding for the third quarter of fiscal 2019.

•Balance Sheet: Cash and cash equivalents of $244.8 million as of October 31, 2019. Unearned revenue of $107.5 million as of October 31, 2019, increased $26.3 million from $81.2 million at October 31, 2018.
•Remaining Performance Obligations ("RPO"): RPO as of October 31, 2019 was $251.8 million, with $237.5 million expected to be recognized over the next 24 months and the balance to be recognized thereafter. RPO does not include amounts under contracts subject to certain accounting exclusions.
•Cash Flow: Net cash used by operating activities for the third quarter of fiscal 2020 was $31.8 million, as compared to net cash used by operating activities of $22.6 million in the same period of fiscal 2019.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.
Recent Business Highlights:
•Total number of mid-market and enterprise customers increased 46% year over year to 1,766.
•Launched Answers, a revolutionary new search product that turns any brand’s website into a powerful search engine capable of answering consumers’ questions directly with brand verified answers.
•Hosted its annual user conference, ONWARD19 with a record number of global attendees, increasing 48% to more than 1600 attendees.

Financial Outlook:
Yext is also providing the following guidance for its fourth fiscal quarter ending January 31, 2020 and the fiscal year ending January 31, 2020.
•Fourth Quarter Fiscal 2020 Outlook:
•Revenue is projected to be $79.0 million to $81.0 million.
•Non-GAAP net loss per share is projected to be $0.15 to $0.13 which assumes 115.2 million weighted-average basic shares outstanding.
•Full Year Fiscal 2020 Outlook:
•Revenue is projected to be $296.5 million to $298.5 million.
•Non-GAAP net loss per share is projected to be $0.51 to $0.49, which assumes 111.8 million weighted-average basic shares outstanding.

Conference Call Information
Yext will host a conference call today at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) to discuss its financial results with the investment community. A live webcast of the call will be available on the Yext Investor Relations website at http://investors.yext.com. A live dial-in is available domestically at (877) 883-0383 and internationally at (412) 902-6506, passcode 6808209.
A replay will be available domestically at (877) 344-7529 or internationally at (412) 317-0088, passcode 10136844, until midnight (ET) December 12, 2019.

About Yext
The customer journey starts with a question, and every day consumers search for answers about brands. However, they are increasingly served false or misleading information from sources other than the brand. Yext (NYSE: YEXT), the Search Experience Cloud company, exists to help brands regain and maintain a direct relationship with their customers. With a mission to provide perfect answers everywhere, Yext puts businesses in control of their facts online by delivering brand verified answers straight from the source — wherever their customers are searching. Companies like Taco Bell, Marriott, Jaguar-Land Rover, and businesses around the world use Yext to take back control of the customer journey, starting on their own website.
Yext has been named a Best Place to Work by Fortune and Great Place to Work®, as well as a Best Workplace for Women. Yext is headquartered in New York City with offices in Amsterdam, Berlin, Chicago, Dallas, Geneva, London, Miami, Milan, Paris, San Francisco, Shanghai, Tokyo, and the Washington, D.C. area.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our fourth fiscal quarter 2020 and full year fiscal 2020 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company, our market opportunity and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully expand and compete in new geographies and industry verticals; our ability to recruit and retain our sales force including in enterprise and midmarket; our ability to expand our publishing network; our ability to develop new product and platform offerings to expand our market opportunity, including with Yext Answers; our ability to release new products and updates that are adopted by our customers; our ability to manage our growth effectively; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.
Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin. Non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP net loss financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. Non-GAAP net loss margin is defined as non-GAAP net loss divided by revenue. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net loss margin, we believe this metric is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
Investor Relations:
Dominic Paschel
IR@yext.com

Public Relations:
Michael Dolmatch
PR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	October 31, 2019	January 31, 2019
Assets
Current assets:
Cash and cash equivalents	$244,754	$91,755
Marketable securities	—	51,021
Accounts receivable, net of allowances of $202 and $256, respectively	38,837	55,341
Prepaid expenses and other current assets	12,459	14,135
Costs to obtain revenue contracts, current	22,089	17,817
Total current assets	318,139	230,069
Restricted cash	12,100	—
Property and equipment, net	16,545	11,077
Operating lease right-of-use assets	109,995	—
Costs to obtain revenue contracts, non-current	20,255	18,366
Goodwill	4,574	4,660
Intangible assets, net	1,480	1,960
Other long term assets	2,674	996
Total assets	$485,762	$267,128
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$45,486	$44,236
Unearned revenue, current	107,508	135,544
Operating lease liabilities, current	8,064	—
Total current liabilities	161,058	179,780
Operating lease liabilities, non-current	110,396	—
Other long term liabilities	1,952	2,799
Total liabilities	273,406	182,579
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at October 31, 2019 and January 31, 2019; zero shares issued and outstanding at October 31, 2019 and January 31, 2019	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at October 31, 2019 and January 31, 2019; 120,875,972 and 108,678,234 shares issued at October 31, 2019 and January 31, 2019, respectively; 114,370,638 and 102,172,900 shares outstanding at October 31, 2019 and January 31, 2019, respectively	120	109
Additional paid-in capital	616,605	398,882
Accumulated other comprehensive loss	(388)	(1,428)
Accumulated deficit	(392,076)	(301,109)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	212,356	84,549
Total liabilities and stockholders’ equity	$485,762	$267,128

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three months ended October 31,		Nine months ended October 31,
	2019	2018	2019	2018
Revenue	$76,370	$58,613	$217,451	$164,524
Cost of revenue	20,366	14,886	56,108	41,772
Gross profit	56,004	43,727	161,343	122,752
Operating expenses:
Sales and marketing	61,969	43,714	160,738	117,839
Research and development	13,011	9,158	35,603	26,870
General and administrative	23,857	13,867	57,392	37,465
Total operating expenses	98,837	66,739	253,733	182,174
Loss from operations	(42,833)	(23,012)	(92,390)	(59,422)
Interest income	1,129	465	3,412	1,224
Interest expense	(81)	(35)	(213)	(107)
Other expense, net	(682)	(200)	(1,091)	(589)
Loss from operations before income taxes	(42,467)	(22,782)	(90,282)	(58,894)
(Provision for) benefit from income taxes	(250)	(158)	(685)	(483)
Net loss	$(42,717)	$(22,940)	$(90,967)	$(59,377)

Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.23)	$(0.82)	$(0.61)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	113,464,608	99,628,479	110,610,473	97,387,544

Other comprehensive income (loss):
Foreign currency translation adjustment	$1,585	$127	$1,000	$22
Unrealized (loss) gain on marketable securities, net	(2)	55	40	166
Total comprehensive loss	$(41,134)	$(22,758)	$(89,927)	$(59,189)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine months ended October 31,
	2019	2018
Operating activities:
Net loss	$(90,967)	$(59,377)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,836	5,028
Provision for bad debts	297	302
Stock-based compensation expense	50,917	31,943
Deferred income taxes	(58)	(54)
Amortization of deferred financing costs	187	98
Amortization of (discount) premium on marketable securities	(136)	(61)
Amortization of operating lease right-of-use assets	8,039	—
Changes in operating assets and liabilities:
Accounts receivable	15,908	10,986
Prepaid expenses and other current assets	888	(3,325)
Costs to obtain revenue contracts	(6,196)	(6,860)
Other long term assets	(1,681)	(509)
Accounts payable, accrued expenses and other current liabilities	3,161	4,329
Unearned revenue	(27,531)	(6,985)
Operating lease liabilities	(1,576)	—
Other long term liabilities	478	(1,095)
Net cash used in operating activities	(42,434)	(25,580)
Investing activities:
Purchases of marketable securities	—	(52,916)
Maturities of marketable securities	51,197	58,420
Capital expenditures	(7,347)	(4,321)
Net cash provided by investing activities	43,850	1,183
Financing activities:
Proceeds from common stock offering, net of underwriting discounts and commissions	147,000	—
Payments of deferred common stock offering issuance costs	(530)	—
Proceeds from exercise of stock options	12,513	15,044
Payments of deferred financing costs	(260)	(159)
Proceeds, net from employee stock purchase plan withholdings	5,078	3,947
Net cash provided by financing activities	163,801	18,832
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(118)	(465)
Net increase in cash, cash equivalents and restricted cash	165,099	(6,030)
Cash, cash equivalents and restricted cash at beginning of period	91,755	34,367
Cash, cash equivalents and restricted cash at end of period	$256,854	$28,337

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended October 31, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$20,366	$(1,176)	$19,190
Gross profit	$56,004	$1,176	$57,180
Sales and marketing	$61,969	$(8,604)	$53,365
Research and development	$13,011	$(3,630)	$9,381
General and administrative	$23,857	$(7,682)	$16,175
Loss from operations	$(42,833)	$21,092	$(21,741)
Net loss	$(42,717)	$21,092	$(21,625)
Net loss margin	(55.9)%	27.6%	(28.3)%

	Three months ended October 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$14,886	$(820)	$14,066
Gross profit	$43,727	$820	$44,547
Sales and marketing	$43,714	$(6,891)	$36,823
Research and development	$9,158	$(2,369)	$6,789
General and administrative	$13,867	$(2,842)	$11,025
Loss from operations	$(23,012)	$12,922	$(10,090)
Net loss	$(22,940)	$12,922	$(10,018)
Net loss margin	(39.1)%	22.0%	(17.1)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Nine months ended October 31, 2019
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$56,108	$(2,982)	$53,126
Gross profit	$161,343	$2,982	$164,325
Sales and marketing	$160,738	$(23,673)	$137,065
Research and development	$35,603	$(9,260)	$26,343
General and administrative	$57,392	$(15,002)	$42,390
Loss from operations	$(92,390)	$50,917	$(41,473)
Net loss	$(90,967)	$50,917	$(40,050)
Net loss margin	(41.8)%	23.4%	(18.4)%

	Nine months ended October 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$41,772	$(2,032)	$39,740
Gross profit	$122,752	$2,032	$124,784
Sales and marketing	$117,839	$(16,330)	$101,509
Research and development	$26,870	$(6,011)	$20,859
General and administrative	$37,465	$(7,570)	$29,895
Loss from operations	$(59,422)	$31,943	$(27,479)
Net loss	$(59,377)	$31,943	$(27,434)
Net loss margin	(36.1)%	19.4%	(16.7)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended October 31,
	2019	2018
Net loss	$(42,717)	$(22,940)
Stock-based compensation expense	21,092	12,922
Non-GAAP net loss	$(21,625)	$(10,018)

Net loss per share attributable to common stockholders, basic and diluted	$(0.38)	$(0.23)

Stock-based compensation expense per share	0.19	0.13
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.10)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	113,464,608	99,628,479

	Nine months ended October 31,
	2019	2018
Net loss	$(90,967)	$(59,377)
Stock-based compensation expense	50,917	31,943
Non-GAAP net loss	$(40,050)	$(27,434)

Net loss per share attributable to common stockholders, basic and diluted	$(0.82)	$(0.61)

Stock-based compensation expense per share	0.46	0.33
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.28)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	110,610,473	97,387,544